BioSpecifics Technologies Corp. Announces Positive Topline Results from Phase 1 Study of CCH for the Treatment of Uterine Fibroids

- Statistically significant reduction in collagen content of CCH treated uterine fibroids -
- Favorable safety and tolerability consistent with CCH clinical trials to date -
- Full Phase 1 data submitted for presentation at upcoming medical meeting -

LYNBROOK, NY – October 31, 2018 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first in class collagenase-based product marketed as XIAFLEX® in the U.S. and Xiapex® in Europe, today announced positive topline data from its Phase 1 trial of Collagenase Clostridium Histolyticum (CCH) for the treatment of uterine fibroids. The study met the primary endpoint of safety and tolerability with no observed clinically significant adverse reactions. Pharmacodynamic changes were noted in all secondary endpoints with the exception of apoptosis. Statistically significant reductions in collagen content were observed as compared to control fibroids with a median reduction of 39 percent (p<0.05), as well as statistically significant reductions in collagen distribution as compared to control fibroids with an average reduction in density of collagen bundles of 21 percent.

“These topline data highlight the potential promise of this non-surgical treatment option, to safely and effectively reduce the collagen content of uterine fibroids, which are extremely prevalent tumors of the female reproductive tract,” said Thomas L. Wegman, President of BioSpecifics. “We are excited to see the pharmacodynamic changes observed in situ in the treated uterine fibroids and we look forward to presenting the full data and subsequently progressing this program into Phase 2 studies. Uterine fibroids have very few non-surgical treatment options and it is our hope to bring CCH to these patients in order to not only treat their fibroids, but also improve their quality of life.”

“Non-invasive surgical options for uterine fibroid management are extremely limited, but necessary for the thousands of patients who deal with the symptoms of this common condition,” said Phyllis Leppert, M.D., Ph.D., Professor Emeritus of Obstetrics and Gynecology, Duke University, senior author of preclinical studies of CCH for treatment of uterine fibroids. “The preliminary safety and efficacy of CCH suggests that increased stiffness in the extracellular matrix of fibroids is a crucial aspect of the disease process. I look forward to seeing the Phase 1 data mature as CCH for the treatment of uterine fibroids demonstrates a promising, non-invasive treatment option for patients with uterine fibroids.”

Topline Results

12 subjects with uterine fibroids were injected transvaginally under ultrasound guidance with CCH in stepped increased dosages and three subjects with uterine fibroids were injected with saline and methylene blue. Only one fibroid per patient was treated with CCH injection. Treated and control tissue samples were harvested at surgery from 24 hours to 60 days following injection. The effects of the CCH injection on collagen content and distribution of collagen bundles and apoptosis were compared between the control arm and the injected fibroids.

Statistically significant reductions in collagen content as compared to control fibroids were observed with a median reduction of 39 percent (p <0.05) . Treated fibroid samples had an average 21 percent reduction in density of collagen bundles compared to control tissues. No increases in apoptosis in treated tissues compared to control tissues were observed. CCH injections were safe and well tolerated in all patients with no clinically significant adverse events related to study drug reported. In patients who reported pain at baseline, the pain decreased within 24 to 48 hours and remained low until the last visit at 60 to 90 days.

BioSpecifics has submitted the full data to be presented at an upcoming medical meeting.

About Uterine Fibroids

Uterine fibroids are very common benign tumors in the reproductive tract that contain large amounts of collagen which may cause pelvic discomfort and pain, decreased fertility, pregnancy complications, an increased rate of miscarriage, uterine bleeding, prolonged menstrual bleeding and frequent urination. Uterine fibroids are the leading cause of hysterectomies in the U.S., accounting for about 250,000 hysterectomies and 30,000 myomectomies performed each year. Uterine fibroids have been estimated to cost up to $9.4 billion annually in direct costs in the U.S. and there is a high level of recurrence with current treatment options.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for thirteen clinical indications to date. Injectable collagenase is marketed as XIAFLEX® in the U.S. for the treatment of Dupuytren's contracture and Peyronie's disease by BioSpecifics' partner, Endo International plc (Endo). XIAFLEX® is also commercialized in Japan, Europe, Canada and Australia for Dupuytren's contracture and for Peyronie's disease in Canada, Europe and Australia. The CCH research and development pipeline includes several additional promising indications, including Phase 3 clinical trials for the treatment of cellulite with top-line data expected in the fourth quarter of 2018.

BioSpecifics is managing the development of CCH for the treatment of uterine fibroids the Phase 1 clinical trial with full data expected in the first quarter of 2019. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This report includes "forward-looking statements" within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company's strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, expected revenue growth, and the assumptions underlying or relating to such statements, are "forward-looking statements." The forward-looking statements include statements concerning, among other things, the potential promise of CCH for the treatment of uterine fibroids to safely and effectively reduce the collagen content of uterine fibroids, whether and when we will present the full data and progress the CCH program into Phase 2 studies, whether CCH will not only treat fibroids but also improve patients’ quality of life, as expected, and whether and when top-line data will be released from the Phase 3 clinical trials for the treatment of cellulite. In some cases, these statements can be identified by forward-looking words such as "expect," "plan," "anticipate," "potential," "estimate," "can," "will," "continue," the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause BioSpecifics' actual results to differ materially from those indicated by such forward-looking statements, including the timing of regulatory filings and action; the ability of Endo and its partners, Asahi Kasei Pharma Corporation, Actelion Ltd. and Swedish Orphan Biovitrum AB, to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and timing, initiation and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license and sublicense income that BioSpecifics may receive; the potential of XIAFLEX to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX; and other risk factors identified in BioSpecifics' Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this Report are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this Report and, except as may be required by law, we assume no obligation to update these forward-looking statements.

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